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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934


          Date of Report (Date of earliest event reported)  January 21, 1997
                                                         ----------------

                              PINNACLE BANC GROUP, INC.
                              -------------------------
                (Exact name of registrant as specified in its charter)


        ILLINOIS                  0-18283                      36-3190818
        --------                  -------                      ----------
    (State or other            (Commission                  (I.R.S. Employer
      jurisdiction              File Number)               Identification No.)
    of Incorporation)

         2215 YORK ROAD, SUITE 208, OAK BROOK, ILLINOIS         60521
         ----------------------------------------------         -----
            (Address of principal executive offices)          (Zip Code)


          Registrant's telephone number, including area code  (630) 574-3550


     ---------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER INFORMATION


    At the Board of Directors Meeting held on January 21, 1997, the following items were approved:

         (1)  A 3-for-2 stock split was approved payable
              February 10, 1997 to shareholders of record as of February 3.

         (2) A dividend of $0.22 per share on a post-split basis was declared payable February 13, 1997 to shareholders of record as of February 3. On an annual basis, the dividend would amount to $0.88 per share on a post-split basis versus the $0.827 per share on a post-split basis paid in 1996.

         (3)  The Board authorized the repurchase of
              450,000 post-split shares. The repurchases would be made in privately negotiated and open market transactions. The repurchases would be dependent on management's assess-ment of market conditions and regulatory rules and limitations which, from time to time, may preclude Pinnacle from repurchasing its common shares.


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                                      SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  PINNACLE BANC GROUP, INC.



DATED:  JANUARY 30, 1997          BY:  /S/ JOHN J. GLEASON, JR.
       ----------------                ------------------------
                                       JOHN J. GLEASON, JR.
                                       VICE CHAIRMAN AND
                                       CHIEF EXECUTIVE OFFICER


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